Exhibit 99.1

Gentherm Reports 2023 First Quarter Results

Achieved Record Quarterly Revenue

Significantly Outperformed Light Vehicle Production

Secured $480M in New Automotive Awards

Reaffirms 2023 Guidance

NORTHVILLE, Michigan, April 27, 2023 /Global Newswire/ -- Gentherm (NASDAQ:THRM, the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems, today announced its financial results for the first quarter ending March 31, 2023.

First Quarter Highlights

•
Product revenues of $363.6 million increased 35.9% from $267.7 million in the first quarter of 2022. Excluding the impact of foreign currency translation, product revenues increased 38.9% year over year
•
Automotive revenues increased 36.8% year over year; excluding the impact of foreign currency translation and contributions from the Alfmeier acquisition, increased 14.4% year over year
•
GAAP diluted earnings per share was $0.24 as compared with $0.35 for the prior-year period
•
Adjusted diluted earnings per share (see table herein) was $0.49. Adjusted diluted earnings per share in the prior-year period was $0.41
•
Secured new automotive business awards totaling $480 million in the quarter
•
Repurchased $10.0 million of the Company’s common stock

Phil Eyler, the Company's President and CEO, said “I am proud of the team for delivering record revenue, outperforming actual light vehicle production in our key markets by over 800 basis points organically in Automotive, and improving profitability in the first quarter.”

Eyler continued, “We secured $480 million of new business awards from auto makers around the world, including a breakthrough combined thermal comfort, lumbar and massage system award with Jaguar Land Rover for their new Jaguar BEVs. We also won our first lumbar and massage award with General Motors on a future electric vehicle. The pace of these conquest awards is well ahead of our expectations following the Alfmeier acquisition. Our momentum in the first quarter demonstrates our unique positioning to capitalize on industry megatrends to create a flywheel of profitable growth.”

2023 First Quarter Financial Review

Product revenues for the first quarter of 2023 increased by $96.0 million, or 35.9%, as compared with the prior-year period. Excluding the impact of foreign currency translation, product revenues increased 38.9% year over year.

Automotive revenues increased 36.8% year over year, with revenue increases in all product categories except Automotive Cables. Adjusting for foreign currency translation and the contribution from Alfmeier, organic Automotive revenues increased 14.4% year over year. According to S&P Global’s mid-April report, actual light vehicle production increased by 6.0% in the current year’s first quarter when compared with the first quarter of 2022 in the Company’s key markets of North America, Europe, China, Japan and Korea.

Gentherm Medical revenue increased 11.6% year over year, primarily as a result of the Dacheng acquisition. Adjusting for the contribution from Dacheng and foreign currency translation, Medical revenues decreased 0.3%, primarily due to the reduction in capital spending in U.S. hospitals.

See the “Revenues by Product Category” table included below for additional detail.

Gross margin rate decreased to 22.3% in the current-year period, as compared with 24.0% in the prior-year period. The decrease from the prior-year period resulted from the acquired Alfmeier business having a lower gross margin rate relative to the Company’s organic business, wage and material inflation, the negative impact from foreign currency translation, as well as non-automotive electronics inventory charge. These were partially offset by fixed cost leverage from higher unit volume, lower expedited freight costs and cost recoveries from customers.

Net research and development expenses of $25.1 million in the 2023 first quarter increased $4.7 million, or 23.1% over the prior-year period, primarily as a result of the additional expenses from the Alfmeier business and increased investments to support new program wins.

Selling, general and administrative expenses of $37.0 million in the 2023 first quarter increased $7.7 million, or 26.4%, versus the prior-year period. The year-over-year increase was primarily driven by additional expenses from the acquired businesses and higher compensation expenses.

Acquisition and integration expenses of $1.6 million in the current-year period were $1.6 million lower than the prior-year period as a result of reduced expenses associated with the Alfmeier acquisition. Restructuring expenses of $1.3 million in the current-year period as compared to $0.2 million in the prior-year period.

As described more fully in the “Reconciliation of Net Income to Adjusted EBITDA” table included below, the Company recorded Adjusted EBITDA of $41.5 million in the 2023 first quarter compared with $29.8 million in the prior-year period, an increase of $11.7 million or 39.4%.

Income tax expense in the 2023 first quarter was $3.7 million, as compared with $4.3 million in the prior-year period. The effective tax rate was 32% in the 2023 first quarter.

GAAP diluted earnings per share for the first quarter of 2023 was $0.24 compared with $0.35 for the prior-year period. Adjusted diluted earnings per share, excluding unrealized currency loss (gain), non-cash purchase accounting impact, non-automotive electronics inventory charge, acquisition expenses, and restructuring expenses (see table herein), was $0.49. Adjusted diluted earnings per share in the prior-year period was $0.41.

Guidance

The Company reaffirms its full-year 2023 guidance that was initially provided in its year-end 2022 earnings release on February 22, 2023:

•
Product revenues between $1.45 billion and $1.55 billion, based on the current forecast of customer orders, inflation and pricing recovery, light vehicle production in the Company’s key markets growing at a low single-digit rate in 2023 versus 2022 and a EUR to USD exchange rate of $1.05/Euro
•
Adjusted EBITDA between 11.5% and 13.5% of product revenues(1)
•
Full-year effective tax rate between 28% and 32%
•
Capital expenditures between $60 million and $70 million
(1)
Starting with 2023 reporting, the Company excludes the impact of non-cash stock-based compensation from the Adjusted EBITDA results.

Conference Call

As previously announced, Gentherm will conduct a conference call today at 8:00 am Eastern Time to review these results. The dial-in number for the call is 1-877-407-4018 (callers in the U.S.) or +1-201-689-8471 (callers outside this U.S.). The passcode for the live call is 13738086.

A live webcast and one-year archived replay of the call can be accessed on the Events page of the Investor section of Gentherm's website at www.gentherm.com.

A telephonic replay will be available at approximately two hours after the call until 11:59 pm Eastern Time on May 11, 2023. The replay can be accessed by dialing 1-844-512-2921 (callers in the U.S.), or +1-412-317-6671 (callers outside the U.S.). The passcode for the replay is 13738086.

Investor Contact
Yijing Brentano
investors@gentherm.com
248.308.1702

Media Contact
Melissa Fischer
media@gentherm.com
248.289.9702

About Gentherm

Gentherm (NASDAQ: THRM) is the global market leader of innovative thermal management and pneumatic comfort technologies for the automotive industry and a leader in medical patient temperature management systems. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery performance solutions, cable systems, lumbar and massage comfort solutions, valve system technologies, and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has more than 14,000 employees in facilities in the United States, Germany, China, Czech Republic, Hungary, Japan, Malta, Mexico, North Macedonia, South Korea, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward-Looking Statements

Except for historical information contained herein, statements in this release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated's goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this release are made as of the date hereof or as of the date specified herein and are based on management's reasonable expectations and beliefs. Such statements are subject to a number of important assumptions, significant risks and uncertainties (some of which are beyond our control) and other factors that may cause actual results or performance to differ materially from that described in or indicated by the forward-looking statements, including but not limited to:

•
macroeconomic, geopolitical and similar global factors on the cyclical Automotive industry;

•
the production levels of our major customers and OEMs in our key markets and sudden fluctuations in such production levels, in particular with respect to models for which we supply significant amounts of product;
•
our ability to integrate our recent acquisitions and realize synergies, as well as to consummate additional strategic acquisitions and investments;
•
our ability to effectively manage new product launches and research and development;
•
increasing competition, including with non-traditional entrants;
•
the ongoing supply-constrained environment, including raw material and component shortages, manufacturing disruptions and delays, logistics challenges, inflationary and other cost pressures, and our resulting increased inventory;
•
the impact of our global operations, including our global supply chain, operations within Ukraine, economic and trade policies by various jurisdictions, and foreign currency risk and foreign exchange exposure;
•
a tightening labor market, labor shortages or work stoppages impacting us, our customers or our suppliers;
•
our achievement of product cost reductions to offset customer-imposed price reductions or other pricing pressures;
•
any security breaches and other disruptions to our information technology networks and systems, as well as privacy, data security and data protection risks;
•
our product quality and safety;
•
the evolution of the automotive industry towards electric vehicles, autonomous vehicles and mobility on demand services, and related consumer behaviors and preferences;
•
the development of and market acceptance of our existing and future products;
•
our borrowing availability under our revolving credit facility, as well ability to access the capital markets, to support our planned growth;
•
our increased level of indebtedness and compliance with our debt covenants;
•
the effects of climate change and catastrophic events, as well as regulatory and stakeholder-imposed requirements to address climate change and other sustainability issues;
•
our efforts to optimize our global supply chain;
•
our ability to project future sales volume based on third-party information, based on which we manage our business;
•
our ability to convert new business awards into product revenues;
•
any loss or insolvency of our key customers and OEMs, or key suppliers;
•
risks associated with our manufacturing processes;
•
the extensive regulation of our patient temperature management business;
•
the protection of our intellectual property in certain jurisdictions;
•
our compliance with anti-corruption laws and regulations; and
•
legal and regulatory proceedings and claims involving us or one of our major customers.

The foregoing risks should be read in conjunction with the Company's reports filed with or furnished to the Securities and Exchange Commission (the “SEC”), including “Risk Factors,” in its most recent Annual Report on Form 10-K and subsequent SEC filings, for a discussion of these and other risks and uncertainties. In addition, with reasonable frequency, we have entered into business combinations, acquisitions, divestitures, strategic investments and other significant transactions. Such forward-looking statements do not include the potential impact of any such transactions that may be completed after the date hereof, each of which may present material risks to the Company’s future business and financial results.

Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Product revenues	$363,625	$267,657
Cost of sales	282,495	203,544
Gross margin	81,130	64,113
Operating expenses:
Net research and development expenses	25,145	20,434
Selling, general and administrative expenses	37,042	29,308
Restructuring expenses	1,269	181
Total operating expenses	63,456	49,923
Operating income	17,674	14,190
Interest expense, net	(4,144)	(569)
Foreign currency (loss) gain	(2,069)	2,217
Other income	230	204
Earnings before income tax	11,691	16,042
Income tax expense	3,728	4,295
Net income	$7,963	$11,747
Basic earnings per share	$0.24	$0.36
Diluted earnings per share	$0.24	$0.35
Weighted average number of shares – basic	33,182	33,035
Weighted average number of shares – diluted	33,386	33,377

GENTHERM INCORPORATED

REVENUE BY PRODUCT CATEGORY AND RECONCILIATION OF FOREIGN CURRENCY TRANSLATION IMPACT

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022	% Change
Climate Control Seat	$114,753	$102,734	11.7%
Seat Heaters	75,636	68,896	9.8%
Lumbar and Massage Comfort Solutions (a)	38,738	—	100.0%
Steering Wheel Heaters	36,347	28,736	26.5%
Valve Systems (a)	26,994	—	100.0%
Battery Performance Solutions	20,309	17,613	15.3%
Automotive Cables	20,220	22,045	(8.3)%
Electronics	10,970	10,828	1.3%
Other Automotive	8,725	7,012	24.4%
Subtotal Automotive segment	352,692	257,864	36.8%
Medical segment (b)	10,933	9,793	11.6%
Total Company	$363,625	$267,657	35.9%

Foreign currency translation impact (c)	(8,131)	—
Total Company, excluding foreign currency translation impact	$371,756	$267,657	38.9%

(a) Represents product revenues from Alfmeier (acquired on August 1, 2022).
(b) Includes product revenues of $1,279 from Dacheng (acquired on July 13, 2022).
(c) Foreign currency translation impacts for the Automotive segment and Medical segment were $(8,021) and $(110), respectively, for the three months ended March 31, 2023.

GENTHERM INCORPORATED

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income	$7,963	$11,747
Add back:
Depreciation and amortization	13,445	9,487
Income tax expense	3,728	4,295
Interest expense, net (a)	4,144	569
Adjustments:
Restructuring expense	1,269	181
Unrealized currency loss (gain)	5,865	(2,316)
Acquisition and integration expenses	1,632	3,214
Non-automotive electronics inventory charge	1,419	—
Non-cash stock-based compensation (b)	2,095	2,789
Other	(50)	(198)
Adjusted EBITDA	$41,510	$29,768

Product revenues	$363,625	$267,657
Adjusted EBITDA %	11.4%	11.1%

(a) Includes $699 of interest expense for the three months ended March 31, 2023, related to mark-to-market adjustment of our floating-to-fixed interest rate swap agreement with a notional amount of $100,000.

(b) Includes operating expenses of $1,758 and $2,673 for the three months ended March 31, 2023 and 2022, respectively.

Three months ended March 31,
2022
Adjusted EBITDA	$29,768
Non-cash stock-based compensation	(2,789)
Adjusted EBITDA as reported in Q1 2022 (1)	$26,979
Adjusted EBITDA Margin as reported in Q1 2022 (1)	10.1%

(1) Includes the impact of non-cash stock-based compensation
Three months ended March 31,
2022
Adjusted EBITDA	$29,768
Pro forma EBITDA impact of Alfmeier acquisition	589
Pro forma Adjusted EBITDA	$30,357
Pro forma Adjusted EBITDA Margin	9.1%

Three months ended March 31,
2022
Product revenues	$267,657
Pro forma revenue impact of Alfmeier acquisition	66,099
Pro forma product revenues	$333,756

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this release, the Company has provided here or elsewhere information regarding adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, adjusted earnings per share (“Adjusted earnings per share” or “Adjusted EPS”), free cash flow, Net Debt, organic revenue, revenue excluding acquired businesses and foreign currency translation, revenue excluding foreign currency translation, adjusted operating expenses, pro forma product revenues and pro forma Adjusted EBITDA, each a non-GAAP financial measure. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, deferred financing cost amortization, non-cash stock-based compensation expenses, and other gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. Note that in recent prior periods, the Company did not exclude non-cash stock-based compensation expenses in the definition of Adjusted EBITDA. Forward-looking references to Adjusted EBITDA and Adjusted EBITDA margin herein exclude the impact of stock-based compensation as newly defined. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by product revenues. The Company defines Adjusted EPS as earnings adjusted by gains and losses not reflective of the Company’s ongoing operations and related tax effects including transaction expenses, debt retirement expenses, impairment of assets held for sale, gain or loss on sale of business, restructuring expense, unrealized currency gain or loss and unrealized revaluation of derivatives. The Company defines Free Cash Flow as Net cash provided by operating activities less Purchases of property and equipment. The Company defines Net Debt as the principal amount of all Consolidated Funded Indebtedness (as defined in the Credit Agreement) less cash and cash equivalents. The Company defines organic revenue as revenue, excluding revenue from acquired businesses. Note that in recent prior periods, the Company used organic revenue instead to be revenue excluding foreign currency translation (see below). The Company defines revenue excluding acquired businesses and foreign currency translation as revenue, excluding the revenue from acquired businesses and the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates. The Company defines revenue excluding foreign currency translation as revenue, excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue using the prior period foreign currency exchange rates. The Company defines adjusted operating expenses as operating expenses excluding impairment of intangible assets and property and equipment, restructuring, related non-cash stock-based compensation, acquisition, integration and divestiture expenses. The Company defines pro forma product revenues as product revenues including the product revenues of Alfmeier as if the acquisition had occurred as of January 1, 2022. The Company defines pro forma Adjusted EBITDA as Adjusted EBITDA, as defined above, including the results of Alfmeier as if the acquisition had occurred as of January 1, 2022. The Company defines pro forma Adjusted EBITDA margin as pro forma Adjusted EBITDA, as defined above, divided by pro forma product revenues.

The Company’s reconciliations are included in this release or can be found in the supplemental materials furnished as Exhibit 99.2 to the Company’s Form 8-K dated April 27, 2023.

In evaluating its business, the Company considers and uses Free Cash Flow and Net Debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management provides such non-GAAP financial measures so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company's performance on a period-over-period basis by excluding matters not indicative of the Company’s ongoing operating or liquidity results. In evaluating our non-GAAP financial measures, you should be aware that in the future we may incur revenues, expenses, and cash and non-cash obligations that are the same as or similar to some of the adjustments in our presentation of non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. There also can be no assurance that we will not modify the presentation of our non-GAAP financial measures in the future, and any such modification may be material. Other companies in our industry may define and calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company's operating performance or liquidity, investors should not consider these non-GAAP measures in isolation, or as a substitute for net income, revenue or other consolidated income statement or cash flow statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this release and other public communications may include estimates of future Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS. Such forward-looking non-GAAP measures may differ significantly from the corresponding GAAP measures, due to depreciation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods.

GENTHERM INCORPORATED

ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Net income	$7,963	$11,747
Non-cash purchase accounting impact	1,850	1,835
Restructuring expenses	1,269	181
Unrealized currency loss (gain)	5,865	(2,316)
Acquisition and integration expenses	1,632	3,214
Non-automotive electronics inventory charge	1,419	—
Other	(50)	(198)
Tax effect of above	(3,517)	(736)
Adjusted net income	$16,431	$13,727

Weighted average shares outstanding:
Basic	33,182	33,035
Diluted	33,386	33,377

Earnings per share, as reported:
Basic	$0.24	$0.36
Diluted	$0.24	$0.35
Adjusted earnings per share:
Basic	$0.50	$0.42
Diluted	$0.49	$0.41

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$166,630	$153,891
Accounts receivable, net	256,715	247,131
Inventory:
Raw materials	137,829	136,217
Work in process	17,091	17,695
Finished goods	63,543	64,336
Inventory, net	218,463	218,248
Other current assets	69,691	64,597
Total current assets	711,499	683,867
Property and equipment, net	242,143	244,480
Goodwill	120,955	119,774
Other intangible assets, net	72,051	73,933
Operating lease right-of-use assets	31,024	29,945
Deferred income tax assets	73,004	69,840
Other non-current assets	18,070	17,461
Total assets	$1,268,746	$1,239,300
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$207,887	$182,225
Current lease liabilities	8,093	7,143
Current maturities of long-term debt	1,996	2,443
Other current liabilities	88,896	93,814
Total current liabilities	306,872	285,625
Long-term debt, less current maturities	232,558	232,653
Non-current lease liabilities	19,740	20,538
Pension benefit obligation	3,326	3,638
Other non-current liabilities	25,932	24,573
Total liabilities	$588,428	$567,027
Shareholders’ equity:
Common Stock:
No par value; 55,000,000 shares authorized 33,126,702 and 33,202,082 issued and outstanding at March 31, 2023 and December 31, 2022, respectively	112,420	122,658
Paid-in capital	5,379	5,447
Accumulated other comprehensive loss	(36,101)	(46,489)
Accumulated earnings	598,620	590,657
Total shareholders’ equity	680,318	672,273
Total liabilities and shareholders’ equity	$1,268,746	$1,239,300

GENTHERM INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Operating Activities:
Net income	$7,963	$11,747
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	13,583	9,577
Deferred income taxes	(1,786)	(778)
Stock based compensation	2,023	2,279
Loss on disposition of property and equipment	16	107
Provisions for inventory	1,704	747
Other	(44)	256
Changes in assets and liabilities:	—	—
Accounts receivable, net	(8,237)	(25,788)
Inventory	(1,137)	(18,863)
Other assets	(6,417)	(10,716)
Accounts payable	24,289	34,097
Other liabilities	(6,848)	(3,349)
Net cash provided by (used in) operating activities	25,109	(684)
Investing Activities:
Purchases of property and equipment	(6,294)	(5,659)
Proceeds from the sale of property and equipment	17	52
Proceeds from deferred purchase price of factored receivables	3,728	—
Cost of technology investments	—	(350)
Net cash used in investing activities	(2,549)	(5,957)
Financing Activities:
Repayments of debt	(564)	—
Proceeds from the exercise of Common Stock options	263	569
Taxes withheld and paid on employees' share-based payment awards	(2,667)	(4,319)
Cash paid for the repurchase of Common Stock	(9,997)	—
Net cash used in financing activities	(12,965)	(3,750)
Foreign currency effect	3,144	(2,298)
Net increase (decrease) in cash and cash equivalents	12,739	(12,689)
Cash and cash equivalents at beginning of period	153,891	190,606
Cash and cash equivalents at end of period	$166,630	$177,917
Supplemental disclosure of cash flow information:
Cash paid for taxes	$5,536	$3,267
Cash paid for interest	3,235	421